UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2006
COMPLETE PRODUCTION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32058	72-1503959
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

11700 Old Katy Road, Suite 300		77079
Houston, Texas		(Zip Code)
(Address of principal executive
offices)
Registrant’s telephone number, including area code: (281) 372-2300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
     On November 8, 2006, Complete Production Services, Inc. (“Complete”) acquired all of the outstanding capital stock of Pumpco Services, Inc. (“Pumpco”) pursuant to the terms of a Stock Purchase Agreement, dated as of November 8, 2006 (the “Purchase Agreement”). On November 14, 2006, Complete filed a Current Report on Form 8-K to announce the acquisition of Pumpco and stated that the filing would be amended to include the financial statements required by Rule 3-05(b) of Regulation S-X (17 CFR 210.3-05(b)) and Article 11 of Regulation S-X (17 CFR 210). This amended Current Report on Form 8-K includes the required financial statements and pro forma financial information.
Item 9.01 Financial Statements and Exhibits
(a), (b) Financial Statements of Businesses Acquired; Pro Forma Financial Information
(c) Exhibits
23.1 Consent of Independent Auditors

Page
Pumpco Services Inc.:
Independent Auditors’ Report	3
Consolidated Balance Sheet as of December 31, 2005	4
Consolidated Statements of Income for the Period from August 12, 2005 Through December 31, 2005 (Successor Company Operations), and for the Period From January 1, 2005 Through August 11, 2005 (Predecessor Company Operations)	5
Consolidated Statement of Stockholders’ Equity for the Period from August 12, 2005 Through December 31, 2005	6
Statement of Partners’ Capital for the Period From January 1, 2005 Through August 11, 2005	7
Consolidated Statements of Cash Flows for the Period from August 12, 2005 Through December 31, 2005 (Successor Company Operations), and for the Period From January 1, 2005 Through August 11, 2005 (Predecessor Company Operations)	8
Notes to Consolidated Financial Statements	9
Consolidated Balance Sheet as of September 30, 2006 (unaudited)	21
Consolidated Statements of Income for the Nine Months Ended September 30, 2006, and for the Period from August 12, 2005 Through September 30, 2005 (Successor Company Operations), and for the Period From January 1, 2005 Through August 11, 2005 (Predecessor Company Operations) (unaudited)	22
Consolidated Statement of Stockholders’ Equity for the Period from January 1, 2006 Through September 30, 2006 (unaudited)	23
Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2006, for the Period from August 12, 2005 Through September 30, 2005 (Successor Company Operations), and for the Period from January 1, 2005 to August 11, 2005 (Predecessor Company Operations) (unaudited)	24
Notes to Consolidated Financial Statements (unaudited)	25

Complete Production Services, Inc.:
Pro Forma Combined Balance Sheet as of September 30, 2006 (unaudited)	36
Pro Forma Combined Statement of Operations for the Nine Months Ended September 30, 2006 (unaudited)	37
Pro Forma Combined Statement of Operations for the Year Ended December 31, 2005 (unaudited)	38
Notes to Pro Forma Combined Financial Statements (unaudited)	39
Signature	41
Consent of Independent Auditors

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors and Stockholders of
Pumpco Services, Inc.
Gainesville, Texas
We have audited the accompanying consolidated balance sheet of Pumpco Services, Inc. and subsidiaries (the “Successor”), as of December 31, 2005, the related consolidated statements of income, stockholders’ equity, and cash flows for the period from August 12, 2005 through December 31, 2005 (Successor Company operations), and the related statements of income, partners’ capital, and cash flows of Pumpco Services, Ltd. (the “Predecessor”) (collectively, the “Company”) for the period from January 1, 2005 through August 11, 2005 (Predecessor Company operations). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the Auditing Standards Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Pumpco Services, Inc. as of December 31, 2005, and the results of Pumpco Services, Inc.’s operations and its cash flows for the period from August 12, 2005 through December 31, 2005 (Successor Company operations), and the results of Pumpco Services, Ltd.’s operations and its cash flows for the period from January 1, 2005 through August 11, 2005 (Predecessor Company operations), in conformity with accounting principles generally accepted in the United States of America.
As more fully described in Note 1 to the consolidated financial statements, the Successor acquired the assets, net of certain liabilities of the Predecessor, as of August 12, 2005, in a business combination accounted for as a purchase. As a result of the acquisition, the consolidated financial statements for the Successor Company operations are presented on a different basis of accounting than that of the Predecessor Company operations.
The accompanying Predecessor financial statements have been prepared from the separate records maintained by the Predecessor and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Predecessor had been operated as an unaffiliated company.
/s/ Deloitte & Touche LLP
October 17, 2006

PUMPCO SERVICES, INC.
CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2005
(Dollars in thousands)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$5,187
Trade accounts receivable, net of allowance for doubtful accounts of $90	6,771
Receivable from seller	1,533
Prepaid expenses and other current assets	546

Total current assets	14,037

PROPERTY, PLANT, AND EQUIPMENT—Net	24,447

GOODWILL	9,272

INTANGIBLES—Net	4,625

OTHER ASSETS—Net	187

TOTAL	$52,568

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$2,211
Current portion of long-term debt	4,125
Income taxes payable	1,653
Deferred income taxes	90
Accrued expenses and other current liabilities	962

Total current liabilities	9,041

LONG-TERM DEBT—Net of current portion	17,992

DEFERRED INCOME TAXES	278

COMMITMENTS AND CONTINGENCIES (Note 10)

STOCKHOLDERS’ EQUITY:
Common stock, voting, $0.01 par value—authorized, 1,000,000 shares; issued and outstanding, 217,500 shares	2
Preferred stock, $0.01 par value—authorized, 10,000 shares; no shares issued
Additional paid-in capital	21,386
Retained earnings	3,869

Total stockholders’ equity	25,257

TOTAL	$52,568

See notes to consolidated financial statements.

PUMPCO SERVICES, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE PERIOD FROM AUGUST 12, 2005 THROUGH DECEMBER 31, 2005
(SUCCESSOR COMPANY OPERATIONS), AND FOR THE PERIOD FROM
JANUARY 1, 2005 THROUGH AUGUST 11, 2005
(PREDECESSOR COMPANY OPERATIONS)
(Dollars in thousands)

	For the Period	For the Period
	From	From
	August 12, 2005	January 1, 2005
	Through	Through
	December 31, 2005	August 11, 2005
	(Successor	(Predecessor
	Company Operations)	Company Operations)
NET SALES	$18,020	$23,244

COSTS AND EXPENSES:
Direct materials and labor	6,295	8,195
Direct operating expenses (exclusive of depreciation and amortization expense shown separately below)	1,587	1,377
Depreciation expense	1,159	225
General and administrative expense	2,214	2,696
Amortization expense	375	—

Total costs and expenses	11,630	12,493

INCOME FROM OPERATIONS	6,390	10,751

INTEREST EXPENSE	(507)	(78)

INTEREST INCOME	7	7

INCOME BEFORE INCOME TAXES	5,890	10,680

INCOME TAXES:
Current	1,653	—
Deferred	368	—

Total	2,021	—

NET INCOME	$3,869	$10,680

See notes to consolidated financial statements.

PUMPCO SERVICES, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM AUGUST 12, 2005 THROUGH DECEMBER 31, 2005
(SUCCESSOR COMPANY OPERATIONS)
(Dollars in thousands)

			Additional
	Common Stock		Paid-In	Retained
	Shares	Amount	Capital	Earnings	Total
SUCCESSOR

INITIAL CAPITAL CONTRIBUTIONS— August 12, 2005	210,000	$2	$20,998	$—	$21,000

Issuance of common stock	3,000	—	300	—	300

Restricted stock issued	4,500	—	88	—	88

Net income for the period	—	—	—	3,869	3,869

BALANCE—December 31, 2005	217,500	$2	$21,386	$3,869	$25,257

See notes to consolidated financial statements.

PUMPCO SERVICES, INC.
STATEMENT OF PARTNERS’ CAPITAL
FOR THE PERIOD FROM JANUARY 1, 2005 THROUGH AUGUST 11, 2005
(PREDECESSOR COMPANY OPERATIONS)
(Dollars in thousands)

	General	Limited
	Partner	Partners	Total
PREDECESSOR

BALANCE—January 1, 2005	$—	$761	$761

Distributions to partners	—	(2,068)	(2,068)

Net income for the period	107	10,573	10,680

BALANCE—August 11, 2005	$107	$9,266	$9,373

See notes to consolidated financial statements.

PUMPCO SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM AUGUST 12, 2005 THROUGH DECEMBER 31, 2005
(SUCCESSOR COMPANY OPERATIONS), AND FOR THE PERIOD FROM
JANUARY 1, 2005 THROUGH AUGUST 11, 2005 (PREDECESSOR COMPANY OPERATIONS)
(Dollars in thousands)

	For the Period	For the Period
	From	From
	August 12, 2005	January 1, 2005
	Through	Through
	December 31, 2005,	August 11, 2005,
	(Successor	(Predecessor
	Company Operations)	Company Operations)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,869	$10,680
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,159	225
Provision for doubtful accounts	—	(70)
Gain on sale of fixed assets	—	(2)
Amortization of intangible asset	375	—
Amortization of deferred financing fees	12	—
Deferred income taxes	368	—
Compensation expense on stock issuance	88	—
Changes in assets and liabilities:	—	—
Accounts receivable	365	(3,344)
Prepaid expenses and other current assets	(477)	74
Accounts payable and accrued liabilities	1,188	453
Income taxes payable	1,653	—

Net cash provided by operating activities	8,600	8,016

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of operating companies—net of cash acquired	(36,718)	—
Capital expenditures	(5,112)	(322)
Proceeds from sale of fixed assets	—	11

Net cash used in investing activities	(41,830)	(311)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	16,300	—
Borrowings in connection with purchase of operating companies	21,500	—
Principal payments on revolving credit facility	(3,500)	—
Additional borrowings of long-term debt	4,117	—
Repayment of bank borrowings	—	(172)
Loans from limited partner	—	1,550
Repayment of loans from limited partner	—	(1,550)
Distributions to partners	—	(2,068)
Net change in advance from affiliate	—	(4,748)

Net cash provided by (used in) financing activities	38,417	(6,988)

NET INCREASE IN CASH AND CASH EQUIVALENTS	5,187	717

CASH AND CASH EQUIVALENTS:
Beginning of period	—	—

End of period	$5,187	$717

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during period for interest	$456	$76

Cash paid during period for income taxes	$—	$—

SIGNIFICANT NONCASH TRANSACTIONS:
Common stock issued to sellers at date of acquisition	$5,000	$—

Capital expenditures	$646	$—

See notes to consolidated financial statements.

PUMPCO SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2005, AND FOR THE PERIOD FROM AUGUST 12, 2005
THROUGH DECEMBER 31, 2005 (SUCCESSOR COMPANY OPERATIONS), AND
FOR THE PERIOD FROM JANUARY 1, 2005 THROUGH AUGUST 11, 2005
(PREDECESSOR COMPANY OPERATIONS)
1.	DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Pumpco Services, Inc. and subsidiaries (the “Successor”) and Pumpco Services, Ltd. (the “Predecessor”) (collectively, the “Company”) provide primarily stimulation and cementing services to gas drilling and producing companies in the Barnett Shale natural gas-producing region of the United States.

The accompanying consolidated financial statements as of December 31, 2005, and for the period from August 12, 2005 to December 31, 2005 (Successor Company operations), include the accounts of the Pumpco Services, Inc. and its wholly owned subsidiaries Pumpco Services GP, LLC and Pumpco Services LP, LLC and their wholly owned subsidiary Pumpco Energy Services LP. The accompanying financial statements for the period from January 1, 2005 to August 11, 2005 (Predecessor Company operations), include the accounts of the Predecessor. The general partner of the Predecessor was Pumpco Capital L.L.C. The assets, net of certain liabilities, of the Predecessor were acquired by the Company on August 12, 2005 (see Note 3, “Acquisition”). As a result of purchase accounting in connection with the acquisition, the Predecessor balances and amounts presented in these financial statements and footnotes may not be comparable to the Successor’s balances and amounts. The financial statements of the Predecessor have been prepared from the separate records maintained by the Predecessor and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Predecessor had been operated as an unaffiliated company.

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All intercompany balances and transactions have been eliminated. The Successor’s fiscal year-end is December 31.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and accompanying notes. Actual results could differ significantly from those estimates.

Cash and Cash Equivalents—The Company considers all highly liquid investments that are readily convertible into cash or have a maturity of three months or less at the time of purchase to be cash equivalents. At times during the year, the Company maintains cash balances in excess of insured limits.

Accounts Receivable and Allowance for Doubtful Accounts—The Company grants trade credit to its customers located primarily in the North Central Texas region. Receivables are valued at management’s estimate of the amount that will ultimately be collected. Any allowance for doubtful accounts is based on specific identification of uncollectible accounts and the Company’s historical collection experience. The Successor has an allowance for doubtful accounts of $90,000 as of December 31, 2005.

Property and Equipment—Property and equipment is stated at cost less accumulated depreciation. Maintenance and repairs are charged to expense as incurred, while capital expenditures that extend the useful lives of the underlying assets are capitalized. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, as follows:

Asset	Useful Life
Leasehold improvements	7 years
Machinery and equipment	5–10 years
Transportation equipment	3 years
Furniture, fixtures, and office equipment	3–5 years
Goodwill—Goodwill represents the excess cost over the fair value of net tangible and identifiable intangible assets acquired. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets, the Successor does not amortize goodwill. The Successor assesses goodwill for impairment on an annual basis and at other times when facts or circumstances indicate that the recorded amount of goodwill may be impaired.

Other Intangible Assets—Intangible assets consist of the estimated fair value of customer relationships acquired. The customer relationships have an estimated useful life of five years. The gross amount of the intangible, $5 million, is being amortized at $1 million per year.

Impairment of Long-Lived Assets—In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets to be held and used are reviewed for impairment on an annual basis or whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The determination of recoverability of long-lived assets is based on an estimate of undiscounted future cash flows resulting from the use of the asset or its disposition. Measurement of an impairment loss for long-lived assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or net realizable value.

Deferred Finance Costs—Costs incurred in connection with obtaining financing are deferred and amortized over the life of the related debt using the straight-line method, which approximates the effective interest method. Accumulated amortization on deferred financing costs totaled $12,000 as of December 31, 2005. Amortization expense totaled $12,000 and $0 for the period from August 12, 2005 through December 31, 2005, and for the period from January 1, 2005 through August 11, 2005, respectively.

Revenue Recognition—The Company’s revenue is comprised principally of service revenue. The Company provides materials, such as sand, cement, and chemicals, that are consumed in conjunction with the performance of the service. Such materials are not sold separately. Services are generally sold based on fixed or determinable pricing agreements with the customer. Service revenue is recognized when the services are performed. Management considers amounts to be earned once evidence of an arrangement has been obtained, services are delivered, fees are fixed or determinable and collectibility is reasonably assured. Substantially all of the Company’s services performed for customers are completed at the customer’s site within one day.

Income Taxes—The Successor accounts for income taxes under the liability method, which requires, among other things, recognition of deferred income tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Successor’s financial statements or tax returns. Under this method, deferred income tax assets and liabilities are determined based on the temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates.

The Predecessor has claimed a special tax status under Subchapter S of the Internal Revenue Code (the “IRC”). No federal income taxes are recorded for the period from January 1, 2005 through August 11, 2005, since earnings are reported in the partners’ respective tax returns.

Fair Value of Financial Instruments—The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable, and notes payable. The carrying amount of cash and cash equivalents, accounts receivable, and accounts payable approximate their fair value due to the short-term nature of such instruments. The carrying value of notes payable and long-term debt approximates fair value, since the interest rates are market based and are adjusted periodically.

Concentration of Credit Risk—Substantially all of the Company’s customers are engaged in the oil and gas industry. This concentration of customers may impact the overall exposure of credit risk, either positively or negatively, in that customers may be similarly affected by changes in economic or industry conditions.

Major Customers—Sales to seven customers totaled approximately 68% of the Successor’s net sales for the period from August 12, 2005 through December 31, 2005, and sales to ten customers totaled approximately 64% of the Predecessor’s net sales for the period from January 1, 2005 through August 11, 2005. Accounts receivable from two customers accounted for 59% of total receivables at December 31, 2005. No other single customer accounted for more than 10% of sales for the respective periods or of accounts receivable as of December 31, 2005.

Major Vendors—Sand, cement, and chemicals represent a significant portion of the Company’s operating expense purchases. During the periods from August 12, 2005 through December 31, 2005, and from January 1, 2005 through August 11, 2005, the Company purchased primarily all of its sand from three vendors, cement from one vendor, and chemicals from one vendor. Purchases from these vendors were $0.9 million, $1.1 million, and $1.1 million, respectively, for the period from August 12, 2005 through December 31, 2005, and $1.0 million, $1.3 million, and $1.6 million, respectively, for the period from January 1, 2005 through August 11, 2005. No other supplier accounted for more than 10% of purchases during these respective periods. Accounts payable to these five vendors accounted for 23% of the total accounts payable at December 31, 2005. Accounts payable to two other vendors accounted for an additional 42% of accounts payable at December 31, 2005.

The Successor regularly purchases property, plant, and equipment from vendors owned by one of its directors and shareholders as disclosed in Note 9, “Related-Party Transactions.”

Stock-Based Compensation—As allowed by SFAS No. 123, Accounting for Stock-Based Compensation, the Successor has elected to utilize the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and provide the disclosure requirements of SFAS No. 123. Generally, APB No. 25 requires that the excess, if any, of the fair value of its common stock over the exercise price of options granted be recorded as compensation expense (intrinsic method) over the vesting period.

Pro-forma information regarding net loss is required as if the Successor had accounted for its employee options under the minimum value method applicable to private companies under SFAS No. 123. Pro-forma net loss applicable to the options granted is not likely to be representative of the effects on reported net loss for future years. Had compensation cost for the Successor’s stock option grants been determined based on the fair value at the date of grant in accordance with the provisions of SFAS

No. 123, the Successor’s net profit or loss would have been reduced or increased to the following pro-forma amounts from August 12, 2005 (date of acquisition) to December 31, 2005 (in thousands):

Net income—as reported	$3,869
Add restricted stock compensation expense—net of related tax effects	58
Less total stock-based compensation expense determined under fair value method—net of related tax effects	(70)

Pro-forma net income	$3,857

The weighted-average fair value per share of restricted stock issued during 2005 was $100 as determined at the date of the grant using the fair value of shares issued at the date of acquisition. The fair value of stock options was determined using the minimum value option pricing model with the following weighted-average assumptions: risk-free interest rate of 4.36%, dividend yield of 0%, and weighted-average expected life of the options of 5.2 years. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options’ vesting period. The weighted-average remaining contractual life for all stock-based awards is 5 years and 2 months at December 31, 2005.

The Predecessor had no stock-based compensation for the period from January 1, 2005 through August 11, 2005, since the entity was a limited partnership as disclosed in Note 1.

Recent Significant Accounting Pronouncements—In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Management is currently evaluating the impact SFAS No. 157 will have on the Successor’s financial position, results of operations, and cash flows.

In July 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109. FIN 48 prescribes detailed guidance for the financial statement recognition, measurement, and disclosure of uncertain tax positions recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. Tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. FIN 48 will be effective for fiscal years beginning after December 15, 2006, and the provisions of FIN 48 will be applied to all tax positions upon initial adoption of the interpretation. The cumulative effect of applying the provisions of this Interpretation will be reported as an adjustment to the opening balance of retained earnings for that fiscal year. Management is currently evaluating the impact of FIN 48 on the financial statements but does not believe that its adoption will have a material effect on the Successor’s financial position, results of operations, or cash flows.

In December 2004, the FASB issued the revised SFAS No. 123, Share-Based Payment (“SFAS No. 123(R)”). SFAS No. 123(R) requires compensation costs related to share-based payment transactions to be recognized in the financial statements. Generally, compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued using an option pricing model. In addition, liability awards will be remeasured each reporting period. Compensation cost will be recognized over the requisite service period, generally as the award vests. The Successor is required to adopt SFAS No. 123(R) in the first quarter of the Successor’s 2006 fiscal year. SFAS No. 123(R) applies to all awards granted after January 1, 2006, and to previously granted awards unvested as of the adoption date. Management is currently evaluating the impact SFAS No. 123(R) will have on the Successor’s financial position, results of operations, and cash flows.

3.	ACQUISITION

On August 12, 2005, the assets, net of certain liabilities of the Predecessor, were acquired for a final purchase price of $40.9 million. The purchase price was paid in cash of $37.5 million and issuance of 50,000 shares of common stock to the sellers with a value of approximately $5 million. The acquisition was financed through the issuance of common stock of approximately $16 million and borrowings under a new credit facility of $21.5 million. During December 2005, the final working capital adjustment totaling $1.49 million was agreed to between the Predecessor and the Successor, which reduced the initial estimated purchase price, and was recorded as a receivable from seller at December 31, 2005. The acquisition transaction was as follows (in thousands):

Purchase price per agreement	$34,000
Initial working capital	2,426
Capital expenditures	350

Total cash paid	36,776

Acquisition costs	642
Stock issued for ownership interests	5,000

Total purchase price	42,418

Working capital adjustment	(1,490)

Net purchase price	$40,928

The purpose of the acquisition is to build a North American pressure pumping company with operations in numerous geographic areas to participate in the growth of pressure pumping activity.

The acquisition was accounted for using the purchase method of accounting, with the purchase price allocated to assets acquired, including identifiable intangibles, and liabilities assumed, based on their estimated fair market values as follows (in thousands):

Assets acquired:
Cash	$700
Accounts receivable	7,174
Prepaid expenses	68
Property, plant, and equipment	19,703
Other assets	150

27,795

Liabilities assumed:
Accounts payable	(580)
Accrued liabilities	(559)

(1,139)

Fair value of net assets acquired	26,656

Excess purchase price allocated to net assets acquired, including customer relationships of $5 million and goodwill of $9.272 million	14,272

Total purchase price	$40,928

4.	PROPERTY, PLANT, AND EQUIPMENT

At December 31, 2005, property, plant, and equipment and accumulated depreciation and amortization consisted of the following (in thousands):

Leasehold improvements	$5
Machinery and equipment	17,432
Transportation equipment	4,586
Furniture, fixtures, and office equipment	22
Construction in process	3,561

25,606

Less accumulated depreciation	1,159

Total property, plant, and equipment	$24,447

Total depreciation expense charged to operations for the period from August 12, 2005 through December 31, 2005, totaled $1.159 million. The Successor capitalizes interest on its outstanding balance on construction in process. Included in construction in process at December 31, 2005, is $35,000 of capitalized interest. Total depreciation charged to operations for the period from January 1, 2005 through August 11, 2005, totaled $225,000.

5.	GOODWILL AND INTANGIBLES

Goodwill and intangibles at December 31, 2005, consisted of the following (in thousands):

	Carrying	Accumulated
	Amount	Amortization
Intangibles—subject to amortization—customer relationships	$5,000	$375

Intangibles—not subject to amortization—goodwill	9,272	—

Total intangibles—goodwill and intangibles	$14,272	$375

Net of amortization		$13,897

Total amortization expense for customer relationships for the period from August 12, 2005 through December 31, 2005, was $375,000. There was no amortization expense for the period from January 1, 2005 through August 11, 2005. Amortization expense is estimated to be $1 million for each of the next four years and $625,000 during 2010. Goodwill is deductible for tax purposes.

6.	LONG-TERM DEBT

At December 31, 2005, the Successor’s long-term debt obligations consisted of the following (in thousands):

Revolving credit facility	$—
Equipment term loans	22,117

Total long-term debt	22,117

Less current portion of long-term debt	(4,125)

Total	$17,992

Bank Credit Agreement—In connection with the acquisition, the Successor entered into a credit agreement with a lending institution. The credit agreement provides the Successor with an $8 million revolving credit facility and equipment term loans of up to $33 million. Borrowings under this agreement are collateralized by substantially all of the Successor’s assets and are guaranteed by the Successor’s domestic subsidiaries.

The revolving credit facility provides for loans of up to $8 million, subject to defined borrowing base requirements, which include letters of credit of up to $3 million. This facility requires a commitment fee equal to 0.375% per annum on the average unused portion of the revolving credit facility. Additionally, prepayments may be required under the credit facility each fiscal year upon the occurrence of certain defined events. The facility expires August 12, 2008. At December 31, 2005, the Successor had $4.5 million of borrowings available under the revolving credit facility.

The equipment term loan is payable in equal quarterly installments, beginning June 30, 2006, of $1.375 million through June 30, 2010, with the remaining balance due at final maturity of August 12, 2010. Under this term loan, the Successor borrowed $18 million at the closing of the acquisition and

$4.1 million during December 2005. In March 2006, the Successor borrowed $5.3 million and during May 2006 borrowed the remaining $5.6 million.

Amounts outstanding under the credit facility bear interest at a rate per annum equal to one of the following rates at the option of the Successor:
•	The base rate equal to the prime rate, plus a margin that varies from 0.50% to 1.25%, depending on the leverage ratio, as defined, for the Successor.

•	The base rate equal to LIBOR, plus a margin that varies from 2.25% to 3%, depending on the leverage ratio, as defined, for the Successor.
The credit agreement contains certain financial covenants and conditions, including debt to EBITDA ratio, free cash flow coverage, capitalization ratio, and capital expenditures. At December 31, 2005, the Successor was in compliance with all of its debt covenants under the bank credit agreement.

In August 2006, the lending institution increased the revolving credit facility to $12 million, extended $10 million credit to the Successor in the form of an advancing term loan, and amended other provisions in the credit agreement.

The Predecessor had no credit agreement for the period from January 1, 2005 through August 11, 2005.

From January 1, 2005 through August 11, 2005, the Predecessor purchased vehicles financed by a bank. These notes were paid at the acquisition date.

Scheduled Maturities—The scheduled maturities of long-term debt at December 31, 2005, are as follows (in thousands):

Years Ending
December 31
2006	$4,125
2007	5,500
2008	5,500
2009	5,500
Thereafter	1,492

Total	$22,117

7.	INCOME TAXES

The provision for income taxes for the period from August 12, 2005 to December 31, 2005, consists of the following (in thousands):

Current:
State and local	$—
Federal	1,653

Total current	1,653

Deferred:
State and local	—
Federal	368

Total deferred	368

Total	$2,021

The income tax provision for the period varies from the amount of “expected” income taxes, as determined by applying the statutory federal income tax rates of pretax income, primarily as a result of differences arising from prepaid insurance, fixed asset depreciation, and the amortization of various intangible assets.

The Successor accounts for deferred income taxes in accordance with SFAS No. 109. Deferred income taxes are provided for temporary differences, which are differences between the tax basis of an asset or liability and the amounts reported in the financial statements that will result in taxable or deductible amounts in future years when the reported amount of the asset or liability is recovered or settled. SFAS No. 109 requires an asset-and-liability method of accounting for income taxes.

From January 1, 2005 through August 11, 2005, the Predecessor claimed a special tax status under Subchapter S of the IRC. No federal income taxes are recorded for this period since the earnings are included in the partners’ respective tax returns.

At December 31, 2005, the Successor’s deferred income tax assets and liabilities consisted of the following (in thousands):

Deferred tax assets:
Amortization of intangible assets	$73
Accrued expenses and allowances	67

Total deferred tax assets	140

Deferred tax liabilities:
Depreciation of property, plant, and equipment	(275)
Amortization of goodwill	(72)
Prepaid expenses	(161)

Total deferred tax liabilities	(508)

Net deferred income taxes	$(368)

8.	EMPLOYMENT AGREEMENTS

The Successor has employment agreements with three employees, who are also stockholders of the Successor. Among other things, the agreements provide for an annual bonus based upon operating results (as determined by the Successor’s Board of Directors), as well as stock options to be granted once a formal plan is adopted.

9.	RELATED-PARTY TRANSACTIONS

The Successor has entered into a financial services agreement with L.E. Simmons & Associates (“LESA”), an affiliate of one of its shareholders, for ongoing advisory and consulting services. An initial payment of $430,380 was made at the closing of the acquisition, and quarterly payments of $37,500 were made starting in the third quarter of 2005. In addition, LESA is reimbursed for all reasonable disbursements and out-of-pocket expenses. For the period from August 12, 2005 through December 31, 2005, the Successor paid $470,889 to LESA and had an outstanding balance of $9,179 due to it at December 31, 2005.

The Successor leases its Jacksboro, Texas, facility from two of its shareholders at the rate of $5,500 per month. The Successor paid $24,174 to these shareholders from August 12, 2005 through December 31, 2005, and had no outstanding liability at December 31, 2005. The Predecessor occupied this facility in March 2005 and recorded $27,538 in rent expense for the period from January 1, 2005 through August 11, 2005.

The Successor regularly purchases equipment and services from vendors owned by certain shareholders and directors of the Successor. The total amount paid to these affiliated parties from the acquisition date to December 31, 2005, was $1.841 million. The Predecessor did not purchase equipment or services from affiliated parties during the period from January 1, 2005 through August 11, 2005. The amount outstanding to these affiliates at December 31, 2005, was $1,054.

The Successor has agreed to acquire equipment from a fabrication company owned by one of its directors and shareholders. On behalf of that company, the Successor is paying invoices from certain third-party vendors for key components. The fabrication company will invoice the Successor when the equipment is completed, and the Successor will invoice the fabrication company for the invoices paid.

From August 12, 2005 through December 31, 2005, the amount paid by the Successor and recorded as construction in process in property, plant, and equipment was $3.561 million. For the period from January 1, 2005 through August 11, 2005, the Predecessor did not purchase property, plant, and equipment from this partner.

At December 31, 2005, the Successor recorded a $1.5 million receivable from one of its directors and shareholders, which is the settlement of the purchase price working capital adjustment agreed to by the Successor and the seller. The amount was paid by the seller in April 2006.

A partner of the Predecessor loaned $1.55 million to the Predecessor during the period from January 1, 2005 through August 11, 2005. This amount, plus interest of $60,000, was repaid to the partner by August 11, 2005.

10.	COMMITMENTS AND CONTINGENCIES

Leases—The Company leases administrative offices and certain vehicles and equipment used in operations under operating lease agreements. Rent expense was approximately $40,000 and $85,000 during the period from August 12, 2005 through December 31, 2005, and the period from January 1, 2005 through August 11, 2005, respectively.

Future minimum lease payments under noncancelable operating leases as of December 31, 2005, are as follows (in thousands):

Years Ending
December 31
2006	$72
2007	72
2008	72
2009	72
Thereafter	44

Total	$332

The Company is involved in various claims and proceedings arising in the ordinary course of business. Management believes the resolution of these matters will not have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

11.	STOCK OPTIONS AND RESTRICTED STOCK

On the closing date of the acquisition the Successor adopted a stock options plan whereby the Successor may grant options to acquire shares of its common stock. All options have a seven-year life. Options granted vest at the rate of 25% per year.

In September 2005, the Successor granted 4,000 shares of common stock options to certain senior management. At December 31, 2005, none of the options to purchase shares had vested. The weighted-average remaining contractual life of the outstanding options as of December 31, 2005, was 6.6 years.

In September 2005, the Successor granted 4,500 shares of restricted common stock to certain senior management and employees. Restrictions on these shares lapse at the rate of 25% per year from the grant date. The fair market value of the stock, as determined by the Board of Directors on the date of issuance, is amortized and charged to income over the period during which the restrictions lapse. The Successor recognized $88,000 of expense related to the shares for the period from August 12, 2005 through December 31, 2005.

In September 2005, certain executive management purchased 3,000 shares of the Successor’s common stock at $100 per share.

A summary of the Successor’s options plan is presented below:

		Weighted-
		Average
	Options	Exercise Price
Granted	4,000	$100

Outstanding—December 31, 2005	4,000	$100

At December 31, 2005, the 4,000 options outstanding were options to purchase common stock. The following table summarizes information at December 31, 2005 about the stock options outstanding:

		Average	Weighted-
		Remaining	Average
Exercise Price	Shares	Life (years)	Exercise Price
$100	4,000	6.6	$100
12.	WARRANTS

At the acquisition date, the Successor issued a warrant for the purchase of 250,000 shares of common stock to SCF-VI, L.P., and warrants for the purchase of 70,000 shares of common stock to the sellers at an exercise price of $100 per share, which are exercisable through August 12, 2008.
* * * * * *

PUMPCO SERVICES, INC.
UNAUDITED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2006
(Dollars in thousands)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$10,885
Trade accounts receivable, net of allowance for doubtful accounts of $426	17,949
Prepaid expenses and other current assets	285

Total current assets	29,119

PROPERTY, PLANT AND EQUIPMENT, net	43,083

GOODWILL	9,314

INTANGIBLES, net	3,875

OTHER ASSETS, net	341

TOTAL	$85,732

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$2,470
Current maturities of long-term debt	1,792
Income taxes payable	2,778
Deferred income taxes	95
Accrued expenses and other current liabilities	3,936

Total current liabilities	11,071

LONG-TERM DEBT, net of current maturities	29,833

DEFERRED INCOME TAXES	2,106

COMMITMENTS AND CONTINGENCIES (Note 8)

STOCKHOLDERS’ EQUITY:
Common stock, voting, $0.01 par value, 1,000,000 shares authorized, 217,750 shares issued and outstanding	2
Preferred stock, $0.01 par value, 10,000 shares authorized, no shares issued	—
Additional paid-in capital	21,671
Retained earnings	21,049

Total stockholders’ equity	42,722

TOTAL	$85,732

See notes to consolidated financial statements.

PUMPCO SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME FOR THE
NINE MONTHS ENDED SEPTEMBER 30, 2006, FOR THE PERIOD
FROM AUGUST 12, 2005 THROUGH SEPTEMBER 30, 2005
(SUCCESSOR COMPANY OPERATIONS), AND FOR THE PERIOD
FROM JANUARY 1, 2005 THROUGH AUGUST 11, 2005
(PREDECESSOR COMPANY OPERATIONS)
(Dollars in thousands)

	Nine Months Ended September 30, 2006	For the Period From August 12, 2005 Through September 30, 2005 (Successor Company Operations)	For the Period From January 1, 2005 Through August 11, 2005 (Predecessor Company Operations)
NET SALES	$65,917	$6,209	$23,244

COSTS AND EXPENSES:
Direct materials and labor	18,714	2,152	8,195
Direct operating expenses (exclusive of depreciation and amortization expense shown separately below)	7,544	543	1,377
Depreciation expense	2,681	440	225
General and administrative expense	8,766	667	2,696
Amortization expense	792	125	—

Total costs and expenses	38,497	3,927	12,493

INCOME FROM OPERATIONS	27,420	2,282	10,751

INTEREST EXPENSE	(1,573)	(189)	(78)
INTEREST INCOME	584	1	7

INCOME BEFORE INCOME TAXES	26,431	2,094	10,680

INCOME TAXES:
Current	7,425	710	—
Deferred	1,826	—	—

	9,251	710	—

NET INCOME	$17,180	$1,384	$10,680

See notes to consolidated financial statements.

UNAUDITED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
PERIOD FROM JANUARY 1, 2006 SEPTEMBER 30, 2006
(Dollars in thousands)

			Accumulated
			Additional
	Common Stock		Paid-in	Retained
	Shares	Amount	Capital	Earnings	Total
BALANCE—December 31, 2005	217,500	$2	$21,386	$3,869	$25,257

Issuance of common stock	250	—	50	—	50

Stock-based compensation	—	—	235	—	235

Net income	—	—	—	17,180	17,180

BALANCE—September 30, 2006	217,750	$2	$21,671	$21,049	$42,722

See notes to consolidated financial statements.

PUMPCO SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006,
FOR THE PERIOD FROM AUGUST 12, 2005 THROUGH
SEPTEMBER 30, 2005 (SUCCESSOR COMPANY OPERATIONS),
AND FOR THE PERIOD FROM JANUARY 1, 2005 THROUGH
AUGUST 11, 2005 (PREDECESSOR COMPANY OPERATIONS)
(Dollars in thousands)

	Nine Months Ended September 30, 2006	For the Period From August 12, 2005 Through September 30, 2005, (Successor Company Operations)	For the Period From January 1, 2005 Through August 11, 2005, (Predecessor Company Operations)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$17,180	$1,382	$10,680
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,681	440	225
Amortization of intangible assets	750	125	—
Amortization of deferred financing fees	42	12	—
Provision for doubtful accounts	336	—	(70)
(Gain) loss on the sale of fixed assets	137	—	(2)
Deferred income taxes	1,826	—	—
Compensation expense on stock issuance	235	—	—
Changes in assets and liabilities:
Accounts receivable	(11,514)	4	(3,344)
Prepaid expenses and other current assets	261	(203)	74
Accounts payable and accrued liabilities	3,291	438	453
Income taxes payable	1,071	710	—

Net cash provided by operating activities	16,296	2,908	8,016

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(21,454)	(1,103)	(322)
Business acquisition, net of cash acquired	(42)	(36,718)	—
Proceeds from related-party receivable and other	1,534	(3)	11

Net cash used in investing activities	(19,962)	(37,824)	(311)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	50	16,000	—
Deferred finance costs	(194)	—	—
Repayment of notes payable	—	—	(172)
Proceeds of loan from limited partner	—	—	1,550
Repayment of loan from limited partner	—	—	(1,550)
Distribution to partners	—	—	(2,068)
Net change in advance from affiliates	—	—	(4,748)
Principal payments on long-term debt	(1,375)	—	—
Additional borrowings of long-term debt	10,883	21,500	—

Net cash provided by (used in) financing activities	9,364	37,500	(6,988)

NET INCREASE IN CASH AND CASH EQUIVALENTS	5,698	2,584	717

CASH AND CASH EQUIVALENTS:
Beginning of period	5,187	—	—

End of period	$10,885	$2,584	$717

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during period for interest	$1,541	$19	$76

Cash paid during period for income taxes	$6,300	$—	$—

SIGNIFICANT NONCASH TRANSACTIONS:
Common stock issued for acquisition	$—	$5,000	$—

See notes to consolidated financial statements.

PUMPCO SERVICES, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2006, AND FOR THE PERIOD FROM JANUARY 1, 2006
THROUGH SEPTEMBER 30, 2006
1.	DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Pumpco Services, Inc. and subsidiaries (the “Company”) is a provider of stimulation and cementing services to gas drilling and producing companies in the Barnett Shale of north Texas, a natural gas-producing region of the United States.

The accompanying unaudited consolidated financial statements as of September 30, 2006, and for the period from January 1, 2006 to September 30, 2006, include the accounts of Pumpco Services, Inc. and its’ wholly owned subsidiaries: Pumpco Services GP, LLC and Pumpco Services LP, LLC, and their wholly owned subsidiary Pumpco Energy Services LP. The Company acquired these assets, net of certain liabilities, on August 12, 2005 (see Note 3, “Acquisition”).

The accompanying consolidated financial statements as of September 30, 2005, and for the period from August 12, 2005 to September 30, 2005 (Successor Company operations), include the accounts of the Pumpco Services, Inc. and its wholly owned subsidiaries Pumpco Services GP, LLC and Pumpco Services LP, LLC and their wholly owned subsidiary Pumpco Energy Services LP. The accompanying financial statements for the period from January 1, 2005 to August 11, 2005 (Predecessor Company operations), include the accounts of the Predecessor. The general partner of the Predecessor was Pumpco Capital L.L.C. The assets, net of certain liabilities, of the Predecessor were acquired by the Company on August 12, 2005. As a result of purchase accounting in connection with the acquisition, the Predecessor balances and amounts presented in these financial statements and footnotes may not be comparable to the Successor’s balances and amounts. The financial statements of the Predecessor have been prepared from the separate records maintained by the Predecessor and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Predecessor had been operated as an unaffiliated company.

These unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All intercompany balances and transactions have been eliminated in consolidation. Certain information and disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. These unaudited consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements for the period ended December 31, 2005. The Company’s management believes that these financial statements contain all the adjustments necessary so that they are not misleading. The Company’s fiscal year-end is December 31.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and accompanying notes. Actual results could differ significantly from those estimates.

Cash and Cash Equivalents—The Company considers all highly liquid investments that are readily convertible into cash or have a maturity of three months or less at the time of purchase to be cash equivalents. At times during the year, the Company maintains cash balances in excess of federally insured limits.

Accounts Receivable and Allowance for Doubtful Accounts—The Company grants trade credit to its customers located primarily in the North Central Texas region. Receivables are valued at management’s estimate of the amount that will ultimately be collected. Any allowance for doubtful accounts is based on specific identification of uncollectible accounts and the Company’s historical collection experience. The Company has an allowance for doubtful accounts of $426,000 as of September 30, 2006.

Property, Plant and Equipment— Property, Plant and equipment is stated at cost less accumulated depreciation. Maintenance and repairs are charged to expense as incurred, while expenditures for betterments that extend the useful lives of the underlying assets are capitalized. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, as follows:

Useful Life
Asset	(in years)
Leasehold improvements	7
Machinery and equipment	5–10
Transportation equipment	3
Furniture, fixtures and office equipment	3–5
Goodwill—Goodwill represents the excess cost over the fair value of net tangible and identifiable intangible assets acquired. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets, the Company does not amortize goodwill. The Company assesses goodwill for impairment on an annual basis and at other times when facts or circumstances indicate that the recorded amount of goodwill may be impaired.

Other Intangible Assets—Intangible assets consist of the estimated fair value of customer relationships acquired. These customer relationships were valued at $5.0 million and are being amortized on a straight-line basis over a 5 year term.

Impairment of Long-Lived Assets—In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets to be held and used are assessed for indicators of impairment on an annual basis or whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The determination of recoverability of long-lived assets is based on an estimate of undiscounted future cash flows resulting from the use of the asset or its disposition. Measurement of an impairment loss for long-lived assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or net realizable value.

Deferred Finance Costs—Costs incurred in connection with obtaining financing are deferred and amortized over the life of the related debt using the straight-line method, which approximates the effective interest method. Accumulated amortization on deferred financing costs totaled $54,000 as of September 30, 2006. Amortization expense totaled $42,000 for the nine months ended September 30, 2006.

Revenue Recognition— The Company’s revenue is comprised principally of service revenue. The Company provides materials, such as sand, cement, and chemicals, which are consumed simultaneously with the performance of the service. Such materials are not sold separately. Services are generally sold based on fixed or determinable pricing agreements with the customer. Service revenue is recognized when the services are performed. Management considers revenue to be earned once evidence of an arrangement has been obtained, services are delivered, fees are fixed or determinable and collectibility is reasonably assured. Substantially all of the Company’s services performed for customers are completed at the customer’s site within one day.

Income Taxes—The Company accounts for income taxes under the liability method, which requires, among other things, recognition of deferred income tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Under this method, deferred income tax assets and liabilities are determined based on the temporary differences between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates.

Fair Value of Financial Instruments—The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable and notes payable. The carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximate their fair value due to the short-term nature of such instruments. The carrying value of notes payable and long-term debt approximates fair value, since the interest rates are market-based and are adjusted periodically.

Concentration of Credit Risk—Substantially all of the Company’s customers are engaged in the oil and gas industry. This concentration of customers may impact the overall exposure of credit risk, either positively or negatively, in that customers may be similarly affected by changes in economic or industry conditions.

Major Customers—Sales to nine customers totaled approximately 77% of the Company’s net sales for the nine months ended September 30, 2006. Two customers accounted for 45% and 10% of total revenue for the nine months ended September 30, 2006. At September 30, 2006, these two customers accounted for 46% and 16% of total receivables outstanding. No other single customer accounted for more than 10% of accounts receivable as of September 30, 2006. For the nine months ended September 30, 2005, 64% of net sales were provided by ten customers, including one customer which provided 33%.

Major Vendors—Sand, cement, and chemicals represent a significant portion of the Company’s operating expense purchases. During the nine months ended September 30, 2006, the Company purchased primarily all of its sand from three vendors, cement from two vendors, and chemicals from one vendor. Purchases from these vendors were $12.5 million and $5.0 million for the nine-month periods ended September 30, 2006 and 2005, respectively. No other supplier accounted for more than 10% of purchases during the period. Accounts payable to these six vendors accounted for 41% of the total accounts payable at September 30, 2006 and accounts payable to one other vendor accounted for an additional 11% of accounts payable.

The Company regularly purchases property, plant and equipment from a vendor owned by one of its directors and shareholders. See Note 7, “Related-Party Transactions.”

Stock-Based Compensation—The Company adopted SFAS No. 123R on January 1, 2006. This pronouncement requires that the Company measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award, with limited exceptions, by using an option pricing model to determine fair value. Based upon the fair value determined, the Company recognizes compensation expense related to its grants of stock-based compensation ratably over the applicable vesting periods of the stock-based compensation grants. The fair value of non-vested restricted stock is measured on the date of grant, in accordance with SFAS No. 123R.

Prior to the adoption of SFAS No. 123R on January 1, 2006, the Company elected to apply the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and provide the disclosure requirements of SFAS No. 123. Generally, APB No. 25 requires that the excess, if any, of the fair value of its common stock over the exercise price of options granted be recorded as compensation expense (intrinsic method) over the vesting period. However, no expense recognition is required under ABP No. 25 if stock-based compensation is deemed to have been granted at fair value on the date of issuance.

As required by SFAS No. 123R, the Company has used the prospective transition method to account for its issuances of stock-based compensation. See Note 9, Stockholders’ Equity.

Recent Significant Accounting Pronouncements— In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company’s management does not expect this pronouncement to have a material impact on its financial position, results of operations or cash flows.

In July 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109. FIN 48 prescribes detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. Tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. FIN 48 will be effective for fiscal years beginning after December 15, 2006, and the provisions of FIN 48 will be applied to all tax positions upon initial adoption of the interpretation. The cumulative effect of applying the provisions of this Interpretation will be reported as an adjustment to the opening balance of retained earnings for that fiscal year. The Company’s management is currently evaluating the impact of FIN 48 on the financial statements but does not believe that its adoption will have a material effect on its financial position, results of operations or cash flows.

3.	ACQUISITION

The Company was acquired from a predecessor owner on August 12, 2005 for a final purchase price of $40.9 million, of which $37.5 million was paid in cash, and the remainder was funded by issuing 50,000 shares of the Company’s $0.01 par value common stock with a fair value of approximately $5.0 million at the date of the transaction. This acquisition was financed through the issuance of common stock of approximately $16 million and borrowings under a credit facility of $21.5 million. During December 2005, the final working capital adjustment provision of the purchase agreement was settled resulting in a reduction of the initial estimated purchase price by $1.49 million. The Company recorded a receivable from the seller at December 31, 2005, which was paid in April 2006.

The acquisition transaction was as follows (in thousands):

Purchase price per agreement	$34,000
Initial working capital	2,426
Capital expenditures	350

Total cash paid	36,776

Acquisition costs	642
Stock issued for ownership interests	5,000

Total purchase price	42,418
Working capital adjustment	(1,490)

Net purchase price	$40,928

The Company’s management believes that the acquisition provides a platform to build a North American pressure pumping company with operations in numerous geographic regions that will participate in the pressure pumping business line, a service for which demand is expected to grow in the areas in which the Company operates.

The acquisition was accounted for using the purchase method of accounting, with the purchase price allocated to assets acquired, including identifiable intangibles, and liabilities assumed, based on their estimated fair market values as follows (in thousands):

Assets acquired:
Cash	$700
Accounts receivable	7,174
Prepaid expenses	68
Property, plant, and equipment	19,703
Other assets	150

27,795

Liabilities assumed:
Accounts payable	(580)
Accrued liabilities	(559)

(1,139)

Fair value of net assets acquired	26,656

Excess purchase price allocated to net assets acquired, including customer relationships of $5 million and goodwill of $9.272 million	14,272

Total purchase price	$40,928

4.	PROPERTY, PLANT, AND EQUIPMENT

As of September 30, 2006, property, plant and equipment was comprised of the following (in thousands):

Leasehold improvements	$66
Machinery and equipment	39,019
Transportation equipment	6,266
Furniture, fixtures and office equipment	125
Construction in process	1,417

46,893

Less accumulated depreciation	3,810

$43,083

Total depreciation expense charged to operations for the nine-month periods ended September 30, 2006 and 2005 was $2.7 million and $665,000, respectively. The Company capitalizes interest for deposits or construction costs related to assets being constructed by third-party vendors during the construction period. These assets are included in construction in progress. At September 30, 2006, capitalized interest included in construction in progress totaled $189,000.

5.	GOODWILL AND INTANGIBLES — NET

Goodwill and intangibles at September 30, 2006 consisted of the following (in thousands):

	Carrying	Accumulated
	Amount	Amortization
Intangibles — subject to amortization — customer relationships	$5,000	$1,125

Intangibles — not subject to amortization — goodwill	9,314	—

Total Intangibles — goodwill and intangibles	$14,314	$1,125

Net of amortization		$13,189

Total amortization expense for customer relationships for the nine-month period ended September 30, 2006 was $750,000. Amortization expense is estimated to be $1.0 million for each of the next four years, and $625,000 during 2010.

6.	LONG-TERM DEBT

As of September 30, 2006, the Company’s long-term debt obligations consisted of the following (in thousands):

Equipment term loans	$31,625
Less current portion of long-term debt	(1,792)

Total long-term debt less current maturities	$29,833

Bank Credit Agreement—In connection with the acquisition in August 2005, the Company entered into a credit agreement with a lending institution. The credit agreement, as amended in August 2006, provides the Company with a $12.0 million revolving credit facility and equipment term loans of up to $43.0 million. Borrowings under this agreement are collateralized by substantially all of the Company’s assets and are guaranteed by the Company’s domestic subsidiaries.

The revolving credit facility, as amended, provides for loans of up to $12.0 million, subject to defined borrowing base requirements, and which include letters of credit of up to $3.0 million. This facility requires a commitment fee equal to 0.375% per annum on the average unused portion of the revolving credit facility. Additionally, prepayments may be required under the credit facility each fiscal year upon the occurrence of certain defined events. The facility was to expire on August 12, 2008. At September 30, 2006, the Company had no borrowings outstanding under the revolving credit portion of the facility.

As amended, the equipment term loan is payable in equal quarterly installments, beginning June 30, 2006, of $1.375 million through June 30, 2010, with the remaining balance scheduled to mature on August 12, 2010. Under this term loan portion of the facility, the Company borrowed $18.0 million at August 12, 2005, $4.1 million during December 2005, $5.3 million in March 2006 and $5.6 million in May 2006.

Amounts outstanding under the credit facility bear interest at a rate per annum equal to one of the following rates at the option of the Company:

—	The base rate equal to the prime rate, plus a margin that varies from 0.50% to 1.25%, depending on the leverage ratio, as defined, for the Company; or

—	The base rate equal to the LIBOR rate, plus a margin that varies from 2.25% to 3.00%, depending on the leverage ratio, as defined, for the Company.
At September 30, 2006, the equipment term loan balance bore interest at 7.32% per annum, and there were no outstanding letters of credit. Letters of credit accrued interest at less than 1% of the commitment balance during the nine months ended September 30, 2006.

The credit agreement contains certain financial covenants and conditions including debt to EBITDA ratio, free cash flow coverage, capitalization ratio and capital expenditures. At September 30, 2006, the Company was in compliance with all of its debt covenants under the bank credit agreement.

Scheduled Maturities—The scheduled maturities of long-term debt at September 30, 2006, were as follows (in thousands):

2007	3,583
2008	7,167
2009	7,167
2010	13,708

Total	$31,625

All outstanding borrowings under the Company’s credit facility were retired in December 2006. See Note 10, Subsequent Events.

7.	RELATED-PARTY TRANSACTIONS

The Company entered into a financial services agreement in August 2005 with L.E. Simmons & Associates (LESA), an affiliate of one of its shareholders, for on-going advisory and consulting services. For the nine months ended September 30, 2006, the Company paid $112,500 pursuant to this agreement. In addition, LESA is entitled to reimbursement for all reasonable disbursements and out-of-pocket expenses incurred on behalf of the Company. During the nine months ended September 30, 2006, the Company paid $32,000 to LESA and recorded a payable to LESA of $83,000 related to these reimbursable expenses. For the nine months ended September 30, 2005, the Company paid $433,000 to LESA.

In 2006, the Company began leasing its Jacksboro, Texas facility from two of its shareholders at a rate of $6,000 per month. For the nine months ended September 30, 2006, the Company paid $54,000 to these shareholders under this lease arrangement, with no liability outstanding as of September 30, 2006.

The Company regularly purchases equipment and services from vendors owned or controlled by certain of its shareholders and directors. The total amount paid to these related parties for the nine-month periods ended September 30, 2006 and 2005 was $475,000 and $385,000, respectively, and the amount payable to these related parties as of September 30, 2006 was $7,000.

The Company has agreed to purchase equipment assembled by a fabrication company which is owned by one of the Company’s directors and shareholders. In certain circumstances, the Company pays invoices directly to third-party vendors on behalf of this fabrication company for key components of equipment being manufactured for the Company. Once the equipment is completed, the fabrication company will invoice the Company, net of the amounts paid directly to third-party vendors by the Company. The Company paid $6.6 million for the nine months ended September 30, 2006 pursuant to this arrangement with the fabrication company. This amount was recorded as construction in process in property, plant and equipment. During the nine months ended September 30, 2006, the Company purchased equipment totaling $8.7 million from this fabrication company. No liability was payable at September 30, 2006 to this fabrication company.

At December 31, 2005, the Company recorded a $1.5 million receivable from one of its directors and shareholders as the final working capital adjustment associated with the acquisition of the Company in August 2005. The amount was paid by the seller in April 2006.

The Company has employment agreements with three employees, who are also stockholders of the Company. Among other things, the agreements provide for an annual bonus based upon operating results (as determined by the Company’s Board of Directors), as well as stock options to be granted under the Company’s stock incentive plan.

8.	COMMITMENTS AND CONTINGENCIES

Leases—The Company leases administrative offices, an operations facility and certain vehicles and equipment used in operations under operating lease agreements. Rent expense was approximately $87,000 and $66,000 for the nine-month periods ended September 30, 2006 and 2005, respectively.

Future minimum lease payments under noncancelable operating leases as of September 30, 2006 were as follows (in thousands):

Years Ending
December 31
2006	$18
2007	72
2008	72
2009	72
Thereafter	44

Total	$278

The Company is involved in various claims and proceedings arising in the ordinary course of business. The Company’s management believes the resolution of these matters will not have a material adverse effect on its financial position, results of operations or cash flows.

9.	STOCKHOLDERS’ EQUITY

On August 12, 2005, the Company issued a warrant to SCF-VI, L.P., to purchase 250,000 shares of its common stock and also issued warrants for the purchase of 70,000 shares of its common stock to the predecessor owners. These warrants had an exercise price of $100 per share and were exercisable through August 12, 2008, but were cancelled on November 11, 2006. See Note 10, Subsequent Events.

The Company adopted SFAS No. 123R on January 1, 2006. This pronouncement requires that the Company measure the cost of employee services received in exchange for an award of equity instruments based upon the grant-date fair value of the award, with limited exceptions, by using an option pricing model to determine fair value. Prior to January 1, 2006, the Company applied the provisions of APB No. 25, whereby no compensation expense was recognized for stock-based compensation grants that have an exercise price equal to the fair value of the stock on the date of grant. As required by SFAS No. 123R, the Company applied the prospective transition method to adopt SFAS No. 123R, and recognizes expense associated with new awards of stock-based compensation ratably, as determined using a Black-Scholes pricing model over the expected term of the awards.

On April 27, 2006, the Company granted stock options to purchase 75 shares of the Company’s common stock at an exercise price of $200 per share to a director. On May 22, 2006, the Company granted stock options to purchase 4,500 shares of the Company’s common stock at an exercise price of $200 per share to certain members of management. On May 31, 2006, the Company granted stock options to purchase 500 shares of the Company’s common stock at an exercise price of $200 per share to a member of management. All stock options granted vest ratably at over four years and have a contractual life of seven years. The fair value of these stock-based compensation grants was determined by applying a Black-Scholes option pricing model based on the following assumptions:

Risk-free rate	4.96% to 5.01%
Expected term (in years)	2.2 to 5.1
Volatility	37%

Calculated fair value per option	$61.70 to $97.00
The volatility factor used for this calculation was based upon an analysis of market data for peer companies in the industry for a three-year period. This method for determining volatility is prescribed by SFAS No. 123R for companies which are not publicly traded and for which market volatility is not readily determinable.

The following table provides a roll forward of stock options from December 31, 2005 through September 30, 2006:

	Options Outstanding
		Weighted
		Average
		Exercise
	Number	Price
Balance at December 31, 2005	4,000	$100.00
Granted	5,075	$200.00
Cancelled	(250)	$200.00

Balance at September 30, 2006	8,825	$154.67

At September 30, 2006, options to purchase 1,000 shares of the Company’s common stock at $100 per share were vested. The intrinsic value of these vested stock options at September 30, 2006 was deemed to be approximately $700,000. The weighted average contractual remaining life of all stock options outstanding at September 30, 2006 was 6.6 years. The Company expects to recognize compensation expense associated with stock options outstanding as of September 30, 2006 of $576,000, of which $74,000 was recognized during the nine months ended September 30, 2006. See Note 10, Subsequent Events.

In September 2005, the Company granted 4,500 shares of non-vested restricted common stock to certain members of senior management and employees. Restrictions on these shares lapse at a rate of 25% per year from the grant date. The fair market value of the shares, as determined by the Board of Directors on the date of grant, is being amortized ratably over the service period. For the nine months ended September 30, 2006, the Company recorded compensation expense totaling $161,000 related to these non-vested restricted shares. As of September 30, 2006, the unrecognized compensation expense associated with the unvested restricted shares totaled $249,000. See Note 10, Subsequent Events.

In April 2006, a director of the Company purchased 250 shares of its $0.01 par value common stock totaling $50,000, or $200 per share.

10.	SUBSEQUENT EVENTS

On November 8, 2006, Complete Production Services, Inc. acquired all of the outstanding $0.01 par value common stock of Pumpco Services, Inc. Immediately prior to the acquisition, certain unvested stock options and restricted shares were vested by the Company resulting in the recognition of compensation expense. Complete Production Services, Inc. assumed the Company’s stock option plan, including any outstanding unvested stock options as of the date of the acquisition. Upon exercise of the stock options, Complete Production Services, Inc. will issue shares of its $0.01 par value common stock. Warrants which were outstanding to SCF-VI, L.P., and the predecessor owners totaling 250,000 and 70,000, respectively, were cancelled on November 8, 2006.

In December 2006, Complete Production Services, Inc. repaid all amounts then outstanding under the Company’s equipment term loan facility.

UNAUDITED PRO FORMA FINANCIAL DATA
     On November 8, 2006, Complete Production Services, Inc. (“we,” “our,” “its”) acquired Pumpco, a pressure pumping company located in Gainesville, Texas, for $155.3 million in cash, the issuance of 1,010,566 shares of our $0.01 par value common stock valued at $21.4 million, or $21.20 per share upon acquisition, and the assumption of debt totaling $30.3 million.
     The following unaudited pro forma combined financial statements give effect to the Pumpco acquisition, and the related financing, assuming this transaction occurred on January 1, 2005 for purposes of the statements of operations and as of September 30, 2006, for purposes of the balance sheet.
     Our historical financial statements include a balance sheet and statement of operations for the nine months ended September 30, 2006 and a statement of operations for the year ended December 31, 2005. These historical financial statements exclude certain net assets classified as discontinued operations, as was discussed in our Quarterly Report on Form 10-Q as of September 30, 2006. For purposes of pro forma presentation, the accompanying statements of operations present net income from continuing operations. These historical financial statements are derived from our audited financial statements as of December 31, 2005 and the financial statements included in our September 30, 2006 Form 10-Q filing. The Pumpco statement of operations for the twelve months ended December 31, 2005 was derived by combining the audited statement of operations of the predecessor operations for the period January 1, 2005 through August 11, 2005 and the audited statement of operations of the successor operations for the period August 12, 2005 through December 31, 2005. Pumpco’s balance sheet and statement of operations at September 30, 2006 were provided by Pumpco’s management and derived from the historical records maintained for the period.
     The unaudited pro forma combined financial statements include certain adjustments by our management including the preliminary purchase price adjustments, assuming the transaction occurred on September 30, 2006, and other adjustments based on available information and assumptions that we consider reasonable under the circumstances. We expect to complete the purchase price allocation within one year of the date of acquisition, and, consequently, the amounts reflected in the unaudited pro forma combined financial information are subject to change. We do not expect the differences between the preliminary and final purchase price allocations to have a material impact on our combined financial position or results of operations.
     The unaudited pro forma combined financial statements do not purport to be indicative of the results that would have been obtained had this acquisition been completed on the indicated date or that may be obtained in the future. The following pro forma financial information should be read in conjunction with our consolidated financial statements and related notes included within this document.

COMPLETE PRODUCTION SERVICES, INC.
Pro Forma Combined Balance Sheet
September 30, 2006

		Pumpco	Adjustments
	Complete	Services, Inc.	Note 2	Combined
		(in thousands, unaudited)
Current assets
Cash and cash equivalents	$9,324	$10,885	$(8,820)	$11,389
Trade accounts receivable, net	254,999	17,949	—	272,948
Inventory	41,345	—	—	41,345
Prepaid expenses	12,462	137	—	12,599
Other current assets	126	148	—	274
Current assets held for sale	20,687	—	—	20,687

Total current assets	338,943	29,119	(8,820)	359,242
Property, plant and equipment, net	641,880	43,083	481	685,444
Intangible assets, net	7,134	3,875	(2,815)	8,194
Deferred financing costs, net	2,086	—	—	2,086
Goodwill	387,092	9,314	144,531	540,937
Other long-term assets	304	341	(156)	489
Long-term assets held for sale	4,792	—	—	4,792

Total assets	$1,382,231	$85,732	$133,221	$1,601,184

Current liabilities
Current maturities of long-term debt	$5,920	$1,792	$—	$7,712
Accounts payable	64,901	2,470	2,245	69,616
Accrued liabilities	46,560	3,936	—	50,496
Notes payable	925	—	—	925
Taxes payable	21,574	2,873	(2,884)	21,563
Current liabilities of held for sale operations	4,941	—	—	4,941

Total current liabilities	144,821	11,071	(639)	155,253
Long-term debt	502,380	29,833	152,730	684,943
Deferred income taxes	62,947	2,106	2,428	67,481
Minority interest	2,507	—	—	2,507
Long-term liabilities of held for sale operations	250	—	—	250

Total liabilities	712,905	43,010	154,519	910,434
Stockholders’ equity
Common stock	698	2	8	708
Additional paid-in capital	536,518	21,671	(257)	557,932
Retained earnings	112,391	21,049	(21,049)	112,391
Treasury stock	(202)	—	—	(202)
Accumulated other comprehensive income	19,921	—	—	19,921

Total stockholders’ equity	669,326	42,722	(21,298)	690,750

Total liabilities and stockholders’ equity	$1,382,231	$85,732	$133,221	$1,601,184

See accompanying notes to pro forma combined financial statements.

COMPLETE PRODUCTION SERVICES, INC.
Pro Forma Combined Statement of Operations
Nine Months Ended September 30, 2006

		Pumpco	Adjustments
	Complete	Services, Inc.	Note 2	Combined
	(In thousands, except per share data)
	(Unaudited)
Revenue:
Service	$757,530	$65,917	—	$823,447
Product	91,386	—	—	91,386

	848,916	65,917	—	914,833
Service expenses	435,529	26,258	—	461,787
Product expenses	67,038	—	—	67,038
Selling, general and administrative expenses	115,085	8,766	—	123,851
Depreciation and amortization	53,611	3,473	(579)	56,505

Income from continuing operations before interest, taxes and minority interest	177,653	27,420	579	205,652
Interest expense	29,312	989	8,820	39,121
Interest income	(1,278)	—	—	(1,278)

Income from continuing operations before taxes and minority interest	149,619	26,431	(8,241)	167,809
Taxes	56,411	9,251	(2,884)	62,778

Income from continuing operations before minority interest	93,208	17,180	(5,357)	105,031
Minority interest	23	—	—	23

Net income from continuing operations	$93,185	$17,180	$(5,357)	$105,008

Earnings per share information (continuing operations):
Basic earnings per share	$1.45			$1.61

Diluted earnings per share	$1.40			$1.55

Weighted average shares:
Basic	64,216		1,011	65,227

Diluted	66,587		1,011	67,598

See accompanying notes to pro forma combined financial statements.

COMPLETE PRODUCTION SERVICES, INC.
Pro Forma Combined Statement of Operations
Year Ended December 31, 2005

		Pumpco	Adjustments
	Complete	Services, Inc.	Note 2	Combined
	(In thousands, except per share data)
	(Unaudited)
Revenue:
Service	$639,421	$41,264	—	$680,685
Product	80,768	—	—	80,768

	720,189	41,264	—	761,453
Service expenses	393,856	17,454	—	411,310
Product expenses	56,862	—	—	56,862
Selling, general and administrative expenses	108,766	4,910	—	113,676
Depreciation and amortization	48,510	1,759	(147)	50,122
Write-off of deferred financing costs	3,315	—	—	3,315

Income from continuing operations before interest, taxes and minority interest	108,880	17,141	147	126,168
Interest expense	24,460	585	11,760	36,805
Interest income	—	(14)	—	(14)

Income from continuing operations before taxes and minority interest	84,420	16,570	(11,613)	89,377
Taxes	33,115	2,021	(327)	34,809

Income from continuing operations before minority interest	51,305	14,549	(11,286)	54,568
Minority interest	384	—	—	384

Net income from continuing operations	$50,921	$14,549	$(11,286)	$54,184

Earnings per share information (continuing operations):
Basic earnings per share	$1.09			$1.14

Diluted earnings per share	$1.01			$1.05

Weighted average shares:
Basic	46,603		1,011	47,614

Diluted	50,656		1,011	51,667

See accompanying notes to pro forma combined financial statements.

COMPLETE PRODUCTION SERVICES, INC.
Notes to Unaudited Pro Forma Combined Financial Statements
As of and for the Nine Months Ended September 30, 2006 (unaudited) and for the Year Ended December 31, 2005 (unaudited)
(In thousands, except as noted)
1. Basis of Presentation:
     Complete Production Services, Inc. is a provider of specialized services and products focused on developing hydrocarbon reserves, reducing operating costs and enhancing production for oil and gas companies. Complete Production Services, Inc. focuses its operations on basins within North America and manages its operations from regional field service facilities located throughout the U.S. Rocky Mountain region, Texas, Oklahoma, Louisiana, Arkansas, Kansas, western Canada, Mexico and Southeast Asia.
     References to “Complete”, “we”, “our” and similar phrases are used throughout this Current Report on Form 8-K and relate collectively to Complete Production Services, Inc. and its consolidated affiliates.
     On November 8, 2006, we acquired Pumpco, a pressure pumping company located in Gainesville, Texas, which was acquired for $155.3 million in cash, the issuance of 1,010,566 shares of our $0.01 par value common stock which was valued at $21.4 million, or $21.20 per share, and the assumption of debt totaling $30.3 million.
     Our historical financial statements include a balance sheet and statement of operations for the nine months ended September 30, 2006 and a statement of operations for the year ended December 31, 2005. These historical financial statements exclude results of operations for certain assets classified as discontinued operations. Thus, for purposes of pro forma presentation, the accompanying statements of operations present only net income from continuing operations. These historical financial statements are derived from our audited financial statements as of December 31, 2005 and the financial statements included in our September 30, 2006 Form 10-Q filing. The historical balance sheet for Pumpco at December 31, 2005 was derived from audited financial statements. The Pumpco statement of operations for the twelve months ended December 31, 2005 was derived by combining the audited statement of operations of the predecessor operations for the period January 1, 2005 through August 11, 2005 and the audited statement of operations of the successor operations for the period August 12, 2005 through December 31, 2005. Pumpco’s balance sheet and statement of operations at September 30, 2006 were provided by Pumpco’s management and derived from the historical records maintained for the period.
     These pro forma balance sheets and statements of operations have been prepared by us in accordance with accounting principles generally accepted in the United States for inclusion in this Current Report on Form 8-K. This pro forma financial information is not necessarily indicative of the results that would have actually occurred if the Pumpco acquisition occurred on January 1 of the respective periods or of the results that may occur in the future. These unaudited financial statements should be read in conjunction with our audited financial statements at December 31, 2005 included in our Registration Statement on Form S-1/A.
     The accounting policies used in the preparation of these pro forma financial statements are consistent with those disclosed in our audited financial statements for the year ended December 31, 2005, except for insignificant differences in accounting policies used by the predecessor owners to prepare the historical Pumpco financial statements prior to acquisition by us. Any significant differences have been accounted for as adjustments to the pro forma financial statements as discussed in Note 2.
2. Pro Forma Adjustments:
     The following tabular presentation summarizes the adjustments made to present these pro forma financial statements with lettered explanations which provide additional clarification as deemed necessary.

	Purchase
	Price	Financing
	Adjustments	Transaction
Caption	(a)	(b)		Net
2006 Pro Forma Adjustments:
Cash and cash equivalents	$(152,730)	$143,910		$(8,820)
Intangible assets	(3,394)	579		(2,815)
Property, plant and equipment	481	—		481
Goodwill	144,531	—		144,531
Other long-term assets	(156)	—		(156)

Total assets	$(11,268)	$144,489		$133,221

Accounts payable	$2,245	$—		$2,245
Taxes payable	—	(2,884)		(2,884)
Long-term debt	—	152,730		152,730
Deferred income tax liability	2,428	—		2,428
Common stock	8	—		8
Additional paid-in capital	(257)	—		(257)
Retained earnings	(15,692)	(5,357)		(21,049)

Total liabilities and stockholders’ equity	$(11,268)	$144,489		$133,221

Interest expense	—	$8,820	(c)	$8,820
Amortization expense	—	(579	)(d)	(579)
Tax benefit	—	(2,884	)(e)	(2,884)

Net loss from continuing operations	—	$(5,357)		$(5,357)

2005 Pro Forma Adjustments:
Interest expense	—	$11,760		$11,760
Amortization expense	—	(147	)(d)	(147)
Tax benefit	—	(327	)(e),(f)	(327)

Net loss from continuing operations	—	$11,286		$11,286

(a)  Purchase adjustments on Pumpco’s books to present net assets at fair value as of the acquisition date, assumed to be September 30, 2006 for purposes of this pro forma balance sheet, including the write-down of intangible assets, step-up related to fair value of property, plant and equipment, adjustments for working capital, the elimination of the acquired entity’s equity accounts and the recording of goodwill.
(b)  The financing transaction represents borrowings of $152.7 million, which represents the purchase price at date of acquisition reduced by assumed cash provided from earnings between September 30, 2006 and the date of acquisition, as well as the impact of adjustments for interest, amortization and taxes, as discussed further at (c), (d) and (e) below.
(c)  Amount represents interest on new debt acquired in order to facilitate the purchase of Pumpco, calculated on borrowings of $152.7 million at our current borrowing rate of 7.7% for the applicable number of months outstanding during the period. The interest adjustment for the nine months ended September 30, 2006 was $8.8 million. For the year ended December 31, 2005, the adjustment was $11.8 million.
(d)  The adjustment represents the difference between: (1) amortization expense recorded by the predecessor company for intangible assets which were written-down to fair value upon acquisition by us; and (2) the amortization expense calculated on intangible assets assuming the acquisition occurred on January 1, 2005. For the nine months ended September 30, 2006 and the year ended December 31, 2005, the adjustment was a reduction of amortization expense of $0.6 million and $0.1 million, respectively.
(e)  The adjustment represents the tax effect of items (c) and (d) above calculated at our statutory rate of 35%. The tax benefit calculated was $2.9 million and $4.1 million for the nine months ended September 30, 2006 and the year ended December 31, 2005, respectively.
(f)  For the period January 1, 2005 to August 11, 2005, the predecessor company accounted for its operations as a partnership for U.S. tax purposes. As such, no tax expense was calculated on the results of operations for this period. If the acquisition of Pumpco had occurred on January 1, 2005, we would have recorded tax expense related to these operations. Therefore, a tax adjustment totaling $3.7 million was calculated at our statutory tax rate of 35% and recorded as a pro forma adjustment.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 19, 2007

Complete Production Services, Inc.
By:	/s/ J. Michael Mayer
J. Michael Mayer
Senior Vice President and Chief Financial Officer